UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 23, 2025
Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Fifth Floor, Waterloo Exchange,
Waterloo Road, Dublin 4, Ireland D04 E5W7
(Address of principal executive offices, including zip code)

011-353-1-634-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On October 23, 2025, the board of directors (the “Board”) of Jazz Pharmaceuticals plc (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Ted Love to the Board, effective as of December 1, 2025, as a Class I director for a term expiring at the annual general meeting of shareholders to be held in 2027. Dr. Love was also appointed to serve as a member of the Audit Committee and Science and Medicine Committee of the Board. There were no arrangements or understandings between Dr. Love and any other persons pursuant to which Dr. Love was selected as a director.

Dr. Love will receive cash and equity compensation for his service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 6, 2025.

In connection with his election to the Board, the Company and Dr. Love will enter into the Company’s standard indemnification agreement that requires the Company, under the circumstances and to the extent provided for therein, to indemnify Dr. Love to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by either Dr. Love as a result of Dr. Love being made a party to certain actions, suits, proceedings and other actions by reason of the fact that Dr. Love is or was a director, officer, employee, consultant, agent or fiduciary of the Company or any of its subsidiaries or other affiliated enterprises.

Resignation of Directors

On October 23, 2025, Kenneth W. O’Keefe notified the Board that he will retire from the Board effective as of December 1, 2025. Mr. O’Keefe’s decision was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena Patil
Name:	Neena Patil
Title:	Executive Vice President and Chief Legal Officer
Date: October 28, 2025